EXECUTION COPY

Subscription agreement

relating to Florsheim Australia Pty Ltd

Florsheim Australia Pty Ltd (**Company**)

Seraneuse Pty Ltd as trustee for the Byblos Trust (**Venner**)

Weyco Group, Inc. (**Weyco**)

David Mayne Venner (**DV**)

MinterEllison LAWYERS

RIALTO TOWERS, 525 COLLINS STREET, MELBOURNE VIC 3000, DX 204 MELBOURNE
TEL: +61 3 8608 2000 FAX: +61 3 8608 1000
www.minterellison.com

Subscription agreement
relating to Florsheim Australia Pty Ltd

Details

Date

23 January 2009

Parties

Name	**Florsheim Australia Pty Ltd ACN 134 045 435**
Short form name	**Company**
Notice details	Level 5, 574 St Kilda Road, Melbourne, Victoria 3004 Facsimile: +61 3 9525 1616 Attention: David Venner

Name	**Seraneuse Pty Ltd ACN 134 043 002 as trustee for the Byblos Trust**
Short form name	**Venner**
Notice details	Level 5, 574 St Kilda Road, Melbourne, Victoria 3004 Facsimile: +61 3 9525 1616 Attention: David Venner

Name	**Weyco Group, Inc.**
Short form name	**Weyco**
Notice details	P. O. Box 1188 Milwaukee, WI 53201 USA Facsimile: 414 908 1980 Attention: Mr. John Wittkowske, Senior Vice President

Name	**David Mayne Venner**
Short form name	**DV**
Notice details	22 Clayton Road, Balwyn, Victoria Facsimile: 613 9486-7291

Background

A The Company was registered on 6 November 2008 and is currently owned by Venner.

B Venner and Weyco have agreed to subscribe for Shares on the basis set out in this agreement.

C Immediately after Completion the issued share capital of the Company will be as set out in Schedule 2.

D Venner may be issued additional Shares on satisfaction of the First Condition and the Second Condition.

E DV is party to this agreement for the purposes of providing certain warranties to Weyco under clause 5 of this agreement.

Agreed terms

1. Defined terms & interpretation

1.1 Defined terms

In this agreement:

Acquisitions means the acquisitions of:

(a) the assets of the 'Florsheim' and 'Stacy Adams' retail and wholesale sale of shoes businesses in Australia and New Zealand under the Asset Sale Agreement; and

(b) all of the issued share capital of Florsheim Asia Pacific Limited and Florsheim South Africa Pty Ltd under the Share Sale Agreement.

Application for Allotment means an application in the form set out in Schedule 3.

Asset Sale Agreement means the agreement dated 22 December 2008 for the sale by Figgins Holdings Pty Ltd ACN 004 365 324 to the Company of the Australian assets of the 'Florsheim' and 'Stacy Adams' retail and wholesale sale of shoes businesses of Figgins Holdings Pty Ltd.

Board means the board of directors of the Company as constituted from time to time.

Business means the business of retail and wholesale sale of shoes (as described in the Initial Business Plan) to be carried on by the Company in Australia, New Zealand, Asia, Pacific Region and South Africa using:

(a) the assets to be acquired under the Asset Sale Agreement and Share Sale Agreement respectively; and

(b) the Trade Marks (to be licensed to the Company by Weyco),

and any other activity carried on by the Company.

Business Day means:

(a) for receiving a notice under clause 9, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is received; and

(b) for all other purposes, a day that is not a Saturday, Sunday, bank holiday or public holiday in Victoria, Australia.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Business Plan means the program current from time to time for carrying on the Business during the current Financial Year comprising:

(a) a business plan including the proposed or projected:

(i) activities of the Business;

(ii) marketing plans;

(iii) sales targets;

(iv) profit and loss statement, profitability analysis, cashflow statements and balance sheet;

(v) capital expenditure;

(vi) financing plans (including proposed debt and equity funding);

(vii) staffing requirements; and

(viii) development plans,

during the period; and

(b) a budget estimating the income and expenses of the Business during the period.

CEO means the chief executive officer of the Company from time to time, and initially is David Venner.

Claim means a claim, notice, demand, action, proceeding, litigation, investigation, judgment, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a third party or a party to this agreement.

Charge means the fixed and floating charge to be dated on or about the date of this agreement and to be entered into by the Company and Weyco Investments, Inc.

Completion means completion of the subscriptions and other events under clause 3.1.

Completion Date has the meaning given in the Asset Sale Agreement.

Condition means each condition precedent in clause 2.1 of this agreement.

Confidential Information means any of the following which is not in the public domain:

(a) information concerning the contents of this agreement or any transaction undertaken under this agreement;

(b) all data bases, source codes, methodologies, manuals, artwork, advertising manuals, trade secrets and all financial, accounting, marketing and technical information, customer and supplier lists, know-how, technology, operating procedures and other information, used by or relating to the Company and its transactions and affairs;

(c) all notes and reports incorporating or derived from information referred to in paragraph (a) or (b); and

(d) all copies of the information, notes and reports referred to in paragraphs (a) to (c).

Corporations Act means the *Corporations Act 2001* (Cth).

Employment Agreement means the agreement to be dated on or about the date of this agreement between the Company and David Venner under which the Company agrees to employ David Venner as its initial CEO.

Encumbrance means an interest or power:

(a) reserved in or over any interest in the assets of the Company or its subsidiaries; or

(a) created or otherwise arising in or over the assets of the Company or its subsidiaries under a bill of sale, mortgage, charge, lien, pledge, trust or power,

as security for the payment of a debt or other monetary obligation or the performance of any other obligation or arising from any option, equity, preferential interest, adverse interest or third party claim or right of any kind, whether existing or agreed to be granted or created but does not include encumbrances over assets entered into in the ordinary course of business including but not limited to equipment leases, retention of title arrangements and liens.

Equity Securities means Ordinary Shares and any preference shares, options, convertible notes, warrants or other securities convertible into Shares.

Figgins means Figgins Holdings Pty Limited ACN 004 365 324.

Financial Year means a financial year of the Company which, at the date of this agreement, is the 12 months from 1 July to 30 June and will, as soon as reasonably practicable, be changed to the 12 months from 1 January to 31 December.

First Condition has the meaning given in clause 3.2.

Initial Business Plan means the Business Plan adopted on or before 28 February 2009.

Initial Tranche means the Ordinary Shares to be issued to Venner and Weyco respectively, as set out in clause 3.1.

Licence Agreements means the intellectual property licence agreements under which Weyco Group, Inc. grants to the Company an exclusive licence to use the 'Florsheim', 'Stacy Adams' and 'Nunn Bush' trade marks, and to market and distribute the relevant products bearing the trade marks, in Australia, New Zealand, Pacific Region, Asia and South Africa.

Loan Agreement means the loan agreement, the revolving credit note and the term note to be dated on or about the date of this agreement under which Weyco Investments, Inc. agrees to provide acquisition and working capital funding (up to a maximum of US$6,941,200) to the Company.

Ordinary Share means an ordinary share in the capital of the Company.

Second Condition has the meaning given in clause 3.2.

Shareholder means a holder of Shares.

Shareholders Agreement means the agreement to be entered into on Completion between the Company, Venner and Weyco in the agreed form.

Shares means shares in the capital of the Company.

Share Sale Agreement means the agreement for the acquisition by the Company of all of the issued share capital of Florsheim Asia Pacific Limited and Florsheim South Africa Pty Ltd dated 22 December 2008 by and between the Company and the SSA Vendors.

SSA Vendors means J.D.F. Nominees Pty Ltd ACN 108 804 922 (as trustee for the JDF Property Trust), F.D.J. Holdings Pty Ltd ACN 113 689 624, Golden Sunshine Pty Ltd ACN 078 789 063 (as trustee for the David Venner Family Trust) and VMD Holdings Pty Ltd ACN 113 689 786.

Trade Marks means the trade marks - 'Florsheim', 'Stacy Adams' and 'Nunn Bush' – to be used by the Company in the Business.

Transaction Documents means:

(a) this agreement;

(b) the Asset Sale Agreement;

(c) the Share Sale Agreement;

(d) the Shareholders Agreement;

(e) the Employment Agreement;

(f) the Loan Agreement;

(g) the Licence Agreements;

(h) the Charge; and

(i) any other document which the parties agree will be a Transaction Document.

Warranties means the warranties referred to in clause 5 and set out in Schedule 4.

Warrantors means DV, the Company and Venner.

1.2 Interpretation

In this agreement, except where the context otherwise requires:

(a) the singular includes the plural and vice versa and a gender includes other genders;

(b) another grammatical form of a defined word or expression has a corresponding meaning;

(c) a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of or schedule or annexure to this agreement and a reference to this agreement includes any schedule and annexure;

(d) a reference to a document or agreement, includes the document or agreement as novated, altered, supplemented or replaced from time to time;

(e) a reference to **A$**, **$A**, **dollar** or **$** is to Australian currency;

(f) a reference to **US$** is to the currency of the United States of America;

(g) a reference to time is to Melbourne, Australia time;

(h) a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party's executors, administrators, successors and permitted assigns and substitutes;

(i) a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(j) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(k) a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act ;

(l) the meaning of general words is not limited by specific examples introduced by **including**, **for example** or similar expressions;

(m) any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(n) any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(o) a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this agreement or any part of it;

(p) if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day;

(q) a reference to a document in **agreed form** is to a document the form of which has been agreed by the parties to this agreement before the date of this agreement; and

(r) fractions of Equity Securities are rounded down to the nearest whole number when calculating the number of Equity Securities issued or transferred.

1.3 Headings

Headings are for ease of reference only and do not affect interpretation.

2. Conditions precedent

2.1 Agreement is conditional

This agreement (except clauses 7, 8, 9 and 10) is not effective unless, and until such time as, the following conditions are satisfied or waived in full:

Condition		Party entitled to benefit
1.	The Loan Agreement and the Charge are entered into by the parties to these agreements	Company
2.	The Employment Agreement is executed by the Company and DV	Weyco & DV
3.	The Shareholders Agreement is executed by the Company, Venner and Weyco	Weyco & Venner
4.	Any royalties due under the Licence Agreements in respect of South Africa or Asia Pacific (other than Australia) are paid up to the Completion Date	Weyco & Venner

2.2 Parties to use reasonable endeavours to satisfy Conditions

If the satisfaction of any Condition requires or would be helped by the conduct of a party, the party must use all reasonable endeavours within its own capacity to ensure that the Condition is satisfied as soon as reasonably practicable and in any event by no later than 29 January 2009.

2.3 Waiving Conditions

A Condition may only be waived in writing by a party entitled to the benefit of that Condition (as set out in the table in clause 2.1) and will be effective only to the extent specifically set out in that waiver.

2.4 Failure of Condition

If a party has complied with its obligations under clause 2.2, it may terminate this agreement by giving notice in writing to the other parties if:

(a) a Condition is or becomes incapable of being satisfied;

(b) each Condition is not satisfied, or waived by each party entitled to the benefit of that Condition, before 29 January 2009; or

(c) a Condition, having been satisfied, does not remain satisfied in all respects at all times before Completion.

2.5 Effect of termination

On termination of this agreement under clause 2.4:

(a) clauses 7, 8, 9 and 10 continue to apply;

(b) accrued rights and remedies of a party are not affected; and

(c) subject to clauses 2.5(a) and (b), the parties are released from further performing their obligations under this agreement.

3. Subscriptions and other Completion events

3.1 Initial Subscription

On the Completion Date:

(a) each of Venner and Weyco agrees to subscribe for Ordinary Shares as set out below:

Shareholder	**Amount to be subscribed (A$)**	**Number of Ordinary Shares**
Venner	2,000,000	3,900
Weyco	5,000,000	6,000
TOTAL	**7,000,000**	**9,900**

(b) each of Venner and Weyco must execute and deliver to the Company an Application for Allotment for their respective Shares as set out in Column 3 of the table in clause 3.1(a);

(c) Venner must execute written waivers of all pre-emption rights that it may have in relation to the issue of the Initial Tranche.

(d) each of Venner and Weyco must either:

(i) deliver bank cheque(s) to and in favour of the Company; or

(ii) effect an electronic funds transfer to the bank account nominated by the Company,

for the respective amounts set out in Column 2 of the table in clause 3.1(a), being the subscription monies payable for their respective Shares comprised in the Initial Tranche;

(e) the Company must:

(i) issue and allot the Shares comprised in the Initial Tranche to Venner and Weyco in their respective portions;

(ii) issue Share certificates to Venner and Weyco;

(iii) update the register of Shareholders of the Company in respect of the Initial Tranche and notify the Australian Securities and Investments Commission of the issue of the Shares;

(f) the Board must be reconstituted in accordance the Shareholders Agreement;

(g) the Licence Agreement must be entered into by the parties to that agreement;

(h) the Loan Agreement must be entered into by the parties to that agreement;

(i) the Charge must be entered into by the parties to that document;

(j) David Venner must execute and enter into a Employment Agreement with the Company; and

(k) the Company, Venner and Weyco must execute and enter into the Shareholders Agreement.

3.2 Additional subscriptions

The following additional Ordinary Shares will be issued to Venner, for nil consideration, if and only if the following conditions are satisfied:

Condition	Number & class of Shares to be issued to Venner	Respective Percentage (%)
1. The total amount (principal and interest) owed by the Company to Weyco Investments, Inc. under the Loan Agreement is, and has been for a period of not less than 6 months, less than $5,000,000 (**First Condition**).	That number of Ordinary Shares which, after their issue, will result in the Shareholders holding Shares in the Respective Percentages set out in Column 3 of this Table.	Venner - 45% Weyco - 55%
2. All amounts (principal or interest) owed by the Company to Weyco Investments, Inc. under the Loan Agreement have been repaid and Weyco Investments, Inc. is not required to advance any money to the Company for at least 6 months after the date all amounts owed by the Company to Weyco Investments, Inc. have been repaid (**Second Condition**).	That number of Ordinary Shares which, after their issue and the issue of the Shares following satisfaction of the First Condition, will result in the Shareholders holding Shares in the Respective Percentages set out in Column 3 of this Table.	Venner - 49% Weyco - 51%

4. Use of funds

The Company must apply the funds raised from the issue of the Ordinary Shares comprising the Initial Tranche towards completion of the Acquisitions and to working capital for application in accordance with the business plans approved under the Shareholders Agreement.

5. Warranties

5.1 Warranties

The Warrantors represent and warrant to Weyco that each of the statements set out in Schedule 4 is true and accurate as at Completion.

5.2 Acknowledgements

Each of the Warrantors separately acknowledges to Weyco that each Warranty is given in consideration of Weyco entering into this agreement.

5.3 Effect

Each of the Warranties:

(a) is subject to and qualified by any information which would be revealed by a search, inspection or review of the following registers on the day before the date of this letter: (i) Australian Securities and Investments Commission Company Register; (ii) Hong Kong Company Register; (iii) South Africa Company Register; and (iv) Hong Kong High Court Register, Hong Kong District Court Register, Malaysia Court Registers, South Africa Court Registers;

(b) is separate and independent and is not limited by reference to any other Warranty or any other provision in this agreement; and

(c) remains in full force and effect on and after the Completion Date despite Completion.

5.4 Qualification

The Warranties are qualified by, and Weyco may not make any Claim for, anything fairly disclosed in this agreement or to the extent that the relevant fact, matter or circumstance giving rise to the breach of Warranty was within the knowledge of Weyco, its officers, employees or advisors as at the date that the relevant Warranty is given.

5.5 Notification of Breach

The Warrantors must immediately notify Weyco in writing of any facts or circumstances which constitute or may constitute a material breach of any Warranty.

5.6 Time limits on Claims

The Warrantors have no liability for breach of Warranty, or under the indemnity in clause 5.8, unless Weyco has given written notice of the Claim to the Warrantors on or before the date that is 12 months after Completion.

5.7 Maximum aggregate liability for Claims

The maximum aggregate liability of the Warrantors as a result of Claims made by Weyco for breach of Warranty under this agreement is AU$5,000,000.

5.8 Indemnity

The Warrantors indemnify Weyco in respect of all Claims:

(a) made by any third party in relation to a matter which constitutes, or in circumstances that constitute, a breach of any of the Warranties or any other covenant or representation in this agreement; or

(b) which Weyco suffers or incurs by reason of any of the Warranties or any other covenant or representation made in this agreement being untrue or inaccurate in any respect.

5.9 GST

If any payment by the Warrantors to Weyco under clause 5.8 is consideration for a taxable supply so that Weyco or the Company, as the case may be, becomes liable to pay GST:

(a) the payment must be increased by, and the Warrantors must pay Weyco or the Company, as the case may be, an amount equal to the GST payable; and

(b) the additional amount payable on account of GST under this clause must be paid at the same time as the payment.

6. Warranties regarding capacity and status

Each party represents to each of the other parties that each of the following statements is true and accurate as at the date of this agreement and as at Completion:

(a) if it is a corporate entity, it is validly existing under the laws of its place of incorporation;

(b) it has the power to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement;

(c) it has taken all necessary action to authorise its entry into and performance of this agreement and to carry out the transactions contemplated by this agreement; and

(d) its obligations under this agreement are valid and binding and enforceable against it in accordance with their terms.

7. Trustees

7.1 Application

This clause applies if a party (**Trustee**) is the trustee of a trust (**Trust**) and the Trust has been disclosed for this purpose to the parties.

7.2 Trustee warranties

Each Trustee represents to each other party that each of the following statements is true and accurate as at the date of this agreement and at the Completion Date with respect to its Trust:

(a) it has full power and authority under the trust deed of the Trust (**Trust Deed**) to enter into and perform its obligations under this agreement and is entering into this agreement as part of the proper administration of the Trust;

(b) it has been validly appointed as the trustee of the Trust;

(c) it is the sole trustee of the Trust;

(d) there is no action which has been taken to:

  (i) remove or replace it as the trustee of the Trust;

  (ii) terminate or vest the Trust;

(e) it has not taken any action to release, abandon or restrict any power conferred on it by the Trust Deed; and

(f) it is not in breach of or default under, the Trust Deed and the execution, delivery and performance of, and assumption of liability under, this agreement will not cause the Trustee to be in breach of or default under, the Trust Deed.

8. Confidentiality

8.1 Confidentiality Obligations

Each party must:

(a) use the Confidential Information only for the purposes of the Business or to make decisions regarding its investment in the Company; and

(b) keep that Confidential Information confidential and not disclose it or allow it to be disclosed to any third party except:

(i) with the prior written approval of the other parties; or

(ii) to officers, employees and consultants or advisers of the parties (or its related bodies corporate) who have a need to know (and only to the extent that each has a need to know) and are aware that the Confidential Information must be kept confidential,

and the parties must take or cause to be taken reasonable precautions necessary to maintain the secrecy and confidentiality of the Confidential Information.

8.2 Announcements

Subject to clause 8.3, no announcement, press release or other communication of any kind relating to the negotiations of the parties or the subject matter or terms of this agreement may be made, or authorised by or on behalf of any party, without the prior written approval of each other party unless that announcement, press release or communication is required to be made by law or any order of any court, tribunal, authority, regulatory body or stock exchange.

8.3 Exceptions

Subject to clause 8.5, the obligations of confidentiality under this agreement do not extend to information that (whether before or after this agreement is executed):

(a) is disclosed to a party to this agreement, but at the time of disclosure is rightfully known to or in the possession or control of the party and not subject to an obligation of confidentiality on the party;

(b) is public knowledge (otherwise than as a result of a breach of this agreement or any other obligation of confidence);

(c) is required to be disclosed by law or any order of any court, tribunal, authority or regulatory body or in connection with the enforcement of this agreement or by the rules of a stock exchange; or

(d) a Shareholder wishes to disclose to an adviser of the Shareholder but only if the disclosure is made on a confidential basis.

8.4 Survival

The rights and obligations of the parties set out in this agreement with respect to Confidential Information survive termination of this agreement.

8.5 Commercially Sensitive Information

Despite any other provision of this agreement (other than clause 8.3(a), (b) and (c)), a permitted disclosure under clause 8.3 must not include technical information in relation to the Company's operations which has been notified to a Shareholder by the Company as being commercially sensitive.

9. Notices

9.1 Service of notices

A notice, demand, consent, approval or communication under this agreement (**Notice**) must be:

(a) in writing and in English directed to the recipient's address for notices specified in the Details, as varied by any Notice; and

(b) hand delivered or sent by prepaid post or facsimile to that address.

9.2 Effective on receipt

A Notice given in accordance with clause 9.1 takes effect when received (or at a later time specified in it), and is taken to be received:

(a) if hand delivered, on delivery;

(b) if sent by prepaid post, the second Business Day after the date of posting, or the seventh Business Day after the date of posting if posted to or from outside Australia);

(c) if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice,

but if the delivery or transmission under paragraph (a) or (c) is not on a Business Day or after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the Business Day after that delivery, receipt or transmission.

10. Miscellaneous

10.1 Alterations

This agreement may be altered only in writing signed by each party.

10.2 Approvals and consents

Except where this agreement expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this agreement.

10.3 Assignment

A party may only assign this agreement or a right under this agreement with the prior written consent of each other party.

10.4 Survival

Any indemnity or obligation of confidentiality under in this agreement is independent and survives termination of this agreement. Any other term which by its nature is intended to survive termination of this agreement survives termination of this agreement.

10.5 Costs

Each party must pay its own costs and expenses incurred in connection with the preparation and execution of the Transaction Documents and any instrument or other document executed to give effect to any provisions of the Transaction Documents except, and to the extend that, it is specifically set out differently in a Transaction Document.

10.6 Stamp duty

The Company must pay all stamp duty on this agreement and on any instrument or other document executed to give effect to any provisions of this agreement.

10.7 Counterparts

This agreement may be executed in counterparts. All executed counterparts constitute one document.

10.8 No Merger

The rights and obligations of the parties under this agreement do not merge on completion of any transaction contemplated by this agreement.

10.9 Entire agreement

This agreement, together with the other Transaction Documents, constitutes the entire agreement between the parties in connection with its subject matter and supersedes all previous agreements or understandings between the parties in connection with its subject matter.

10.10 Further action

Each party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this agreement and the transactions contemplated by it.

10.11 Severability

A term or part of a term of this agreement that is illegal or unenforceable may be severed from this agreement and the remaining terms or part of a term of this agreement continue in force.

10.12 Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise by a party of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

10.13 Relationship

Except where this agreement expressly states otherwise, this agreement does not create a relationship of employment, trust, agency or partnership between the parties.

10.14 Governing law and jurisdiction

This agreement is governed by the law of Victoria and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria.

Schedule 1 - Existing shareholders

Registered Shareholder	Beneficial Owner	Ordinary Shares	% of total issued capital
Seraneuse Pty Ltd	Byblos Trust	100	100.00
Total		100	**100.00**

Schedule 2 - Shareholdings on Completion

Registered Shareholder	Ordinary Shares	% of total issued capital
Seraneuse Pty Ltd (beneficially held for the Byblos Trust)	4,000	40
Weyco Group, Inc.	6,000	60
Total	10,000	**100**

Schedule 3 - Application for allotment

The Directors

Florsheim Australia Pty Ltd

Dear Sirs

Application for allotment of shares

We, [*name of applicant*] apply for [*number of shares*] ordinary shares in the capital of Florsheim Australia Pty Ltd **(Company)** and agree to accept those shares on and subject to Company's constitution and the Shareholders Agreement dated [*insert date of agreement*].

We authorise you to place our name in the register of members of the Company in respect of the shares allotted to us.

Yours faithfully

for and on behalf of [*name of applicant*]

Schedule 4 - Warranties

Warranty 1- Ownership of Issued Shares

Immediately before Completion:

(a) the ordinary shares set out in Schedule 1 comprise the whole of the issued share capital of the Company;

(b) Venner is the legal owner of those shares as set out in Schedule 1;

(c) Venner holds the shares set out in Schedule 1 on trust for the Byblos Trust;

(d) the Company has not granted any option, convertible note, warrant or other security convertible into shares or other right over the issued or unissued capital of the Company;

(e) there are no rights of pre-emption or of first refusal in favour of any other person or entity (whether in the constitution or otherwise) in relation to the issue of new shares or warrants in the Company; and

(f) Venner has not granted any option, convertible note, warrant or other security convertible into shares or other right over the shares owned by it.

Warranty 2 - Status

2.1 No petitions have been issued against the Company or any of its subsidiaries to wind up the Company or any of its subsidiaries and no action has been taken to place the Company or any of its subsidiaries in liquidation, provisional liquidation, administration or receivership, and there are no writs of execution or judgments issued and unsatisfied or partly unsatisfied against any of the assets of the Company or any of its subsidiaries.

2.2 No administrator, controller, receiver, receiver and manager, provisional liquidator, liquidator or other officer of the court has been appointed or threatened to be appointed.

2.3 Neither the Company nor any of its subsidiaries is insolvent within the meaning of section 95A of the Corporations Act or the law of any foreign jurisdiction.

2.4 Neither the Company nor any of its subsidiaries has stopped paying its debts as and when they fall due.

2.5 Neither the Company nor any of its subsidiaries is subject to voluntary administration under Part 5.3A of the Corporations Act or any comparable law in a foreign jurisdiction.

Warranty 3- Financial Warranties

The Company does not owe any money or have any outstanding liabilities to any of its directors, or any of its existing or former shareholders and no director or any existing or former shareholder of the Company will owe any money to or have any outstanding liability to the Company.

Warranty 4- Business

Other than entry into and completion of the Transaction Documents, no business has been carried on by the Company since its date of its registration.

Warranty 5- Litigation

5.1 Neither the Company, any of its subsidiaries nor any person for whose acts or defaults the Company may be vicariously liable is:

(a) involved in, or threatened with, any claim, litigation, prosecution or arbitration in any court, tribunal or otherwise and to the best of the Warrantors' knowledge, information and belief there are no facts or circumstances likely to give rise to any such litigation or arbitration;

(b) the subject of any unsatisfied judgment or award.

5.2 Neither the Company nor any of its subsidiaries has received a notice that it is to be investigated for any breach of the law.

Warranty 6- Compliance with laws

The Company has complied, in all material respects, with all applicable laws in Australia.

Warranty 7- Information accurate

The information in this agreement (including, but not limited to, the background and the schedules) and the information provided by DV or Venner to Weyco during the course of its due diligence investigations, regarding the Shares and the affairs of the Company and the acquisition by the Company of the assets and shares under the Asset Sale Agreement and the shares under the Share Sale Agreement:

(a) is true and accurate in all material respects; and

(b) is not materially misleading (whether by inclusion or omission).

Warranty 8- Structure

(a) At completion of the Share Sale Agreement, the structure of the Company and its subsidiaries (and joint venturers) will be as set out in the diagram in Schedule 5.

(b) At completion of the Share Sale Agreement, the Company will not directly or indirectly hold shares or any investment in any trust, entity or company not listed in Schedule 5.

(c) At completion of the Share Sale Agreement, all assets of the Company and its subsidiaries will be free from Encumbrances.

Warranty 9- Net assets of Florsheim Asia Pacific Ltd & Florsheim South Africa Pty Ltd

At completion of the Share Sale Agreement:

(a) the net assets of Florsheim Asia Pacific Ltd and its subsidiaries is not less than the net asset figure shown in the pro forma balance sheet in Schedule 5 of the Share Sale Agreement calculated on the same basis; and

(b) the net assets of Florsheim South Africa Pty Ltd (not taking into account the assets of Florsheim Apparel Pty Ltd) is not less than the net asset figure shown in the pro forma balance sheet in Schedule 5 of the Share Sale Agreement calculated on the same basis.

Schedule 5 - Structural diagram at Completion


David Venner (on trust for Florsheim Australia Pty Ltd)
Florsheim Australia Pty Ltd
50%
50%
100%
Florsheim Asia Pacific Ltd (Hong Kong)
Florsheim South Africa Pty Ltd (South Africa)
David Venner (on trust for Florsheim Asia Pacific Ltd) David Venner &
Dato Shahabudin (Malaysia)
96%
4%
100%
50%
50%
100%
Lucky FM Ltd (Macau)
Florsheim Holdings China Ltd (Hong Kong)
Premium Leisure Sdn Bhd (Malaysia)
Florsheim Apparel Pty Ltd (South Africa)
100%
Florsheim Trading (Shenzhen) Ltd (Mainland China)

MinterEllison

LAWYERS

Signing page

EXECUTED as an agreement.

Executed by **Florsheim Australia Pty Ltd**

[signature] ←

Signature of sole director and sole company secretary

who states that he or she is the sole director and the sole company secretary of the company.

David Mayne Venner

Name of sole director and sole company secretary (print)

Executed by **Seraneuse Pty Ltd as trustee for the Byblos Trust**

[signature] ←

Signature of director

David Mayne Venner

Name of director (print)

SOLE DIRECTOR / SOLE COMPANY SECRETARY ←

Signature of director/company secretary (Please delete as applicable)

Name of director/company secretary (print)

Executed by **Weyco Group, Inc.** by a duly authorised officer in the presence of

←

Signature of witness

Name of witness (print)

←

Signature of officer

Name of officer (print)

Signed by **David Mayne Venner** in the presence of

[signature] ←

Signature of witness

DON CLARKE

Name of witness (print)

[signature] ←

Signature of David Maybe Venner

Signing page

EXECUTED as an agreement.

Executed by **Florsheim Australia Pty Ltd**

Signature of sole director and sole company secretary ←

who states that he or she is the sole director and the sole company secretary of the company.

Name of sole director and sole company secretary (print)

Executed by **Seraneuse Pty Ltd as trustee for the Byblos Trust**

Signature of director ←

Signature of director/company secretary (Please delete as applicable) ←

Name of director (print)

Name of director/company secretary (print)

Executed by **Weyco Group, Inc.** by a duly authorised officer in the presence of

[signature]

Signature of witness ←

[signature]

Signature of officer ←

Thomas W. Florsheim Jr.

Name of witness (print)

JOHN WITTKOWSKE

Name of officer (print)

Signed by **David Mayne Venner** in the presence of

Signature of witness ←

Signature of David Maybe Venner ←

Name of witness (print)